MERGER AGREEMENT

         THIS IS A MERGER AGREEMENT (this "Merger Agreement") dated as of December 18, 1996 by and among NORTH AMERICAN TRUST COMPANY, a California state trust company ("NATCO"), with its principal place of business at 225 Broadway, Suite 400, San Diego, California 92101, NORTH AMERICAN FIDUCIARY SERVICES, INC., a California corporation ("NAFS"), with its principal place of business at 650 California Street, San Francisco, California 94108, DANIELSON TRUST COMPANY, a California state trust company ("DTC"), with its principal place of business at 525 B Street, 16th Floor, San Diego, California 92101, and DANIELSON HOLDING CORPORATION, a Delaware corporation ("DHC"), with its principal place of business at 767 Third Avenue, Fifth Floor, New York, New York 10017.

                                    RECITALS

         WHEREAS, NATCO and DHC are parties to that certain Stock Sale Agreement, dated as of October 10, 1996 (the "Sale Agreement"). NATCO is a wholly owned subsidiary of NAFS. DTC is a wholly owned subsidiary of DHC. The Sale Agreement provides for the acquisition of DTC's stock by NATCO. For business and regulatory reasons, that acquisition of DTC will be accomplished by the merger of DTC into NATCO (with NATCO surviving) and the payment of the specified consideration to DHC by NAFS. That merger will be consummated on the terms of this Merger Agreement and in accordance with Sections 4880 through 4891 of the California Financial Code (the "Merger");

         WHEREAS, NATCO has authorized capital stock of 10,000,000 shares of common stock, $1.00 par value per share, of which at the date hereof 270,000 shares are outstanding.

         WHEREAS, DTC has authorized capital stock of 10,000 shares of common stock, $125.00 par value per share, of which at the date hereof 5,000 shares are outstanding;

         WHEREAS, the directors, or a majority of them, of each constituent entity, respectively, deem it advisable and in the best interests of the respective trust companies and their respective shareholders that the Merger be so consummated; and

         WHEREAS, this Merger Agreement is being executed on behalf of DHC to facilitate the timely consummation of the transactions contemplated by the Sale Agreement and the related Assignment and Assumption Agreement and Acknowledgment among NATC, NAFS and DHC, and is not intended to modify those agreements in any substantive way.

         NOW, THEREFORE, NATCO, NAFS, DTC and DHC, in consideration of the premises and of the mutual covenants and agreements contained herein and in the Sale Agreement and of the benefits to accrue to them, hereby agree that the constituent trust companies be merged into a single trust company which shall be NATCO and hereby agree, prescribe and set forth (among other provisions) the terms and conditions of the Merger, the mode of carrying the same into effect and the manner and basis of converting the shares of each constituent trust company on the terms and subject to the conditions set forth in this Merger Agreement.


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                                    ARTICLE I

                                     MERGER

         1.1 DTC shall be merged into NATCO in accordance with the applicable provisions of Sections 4880 through 4891 of the California Financial Code upon the filing of this Merger Agreement with the California State Superintendent of Banks (the "Superintendent"), following prior approval by the Superintendent and certification by the California Secretary of State. The Merger shall be effective, subject to the completion of the above filings, at 5:01 P.M., TUESDAY, DECEMBER 31,1996 (the "Effective Time"). At the Effective Time, the separate existence of DTC shall cease except to the extent provided by law in the case of a corporation after its merger into another corporation and NATCO shall continue under the laws of California as the surviving trust company (the "surviving trust company").

         1.2 The name of the surviving trust company shall be "North American Trust Company."

         1.3 The main office of the surviving trust company shall be 225 Broadway, Suite 400, San Diego, California 92101.

                                   ARTICLE II

                          ARTICLES OF INCORPORATION AND
                        BYLAWS OF SURVIVING TRUST COMPANY

         2.1 The Articles of Incorporation of NATCO as in effect immediately before the Effective Time shall continue in full force and effect as the Articles of Incorporation of the surviving trust company until thereafter duly amended.

         2.2 The Bylaws of NATCO as in effect immediately before the Effective Time shall continue in full force and effect as the Bylaws of the surviving trust company until thereafter duly amended.



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                                   ARTICLE III

                             BOARD OF DIRECTORS AND
                       OFFICERS OF SURVIVING TRUST COMPANY

         3.1 All directors of NATCO serving immediately before the Effective Time shall continue to serve for the terms to which they were elected before the Effective Time.

         3.2 All officers of NATCO serving immediately before the Effective Time shall continue to serve for the terms to which they were elected before the Effective Time.


                                   ARTICLE IV

                           MANNER OF CONVERTING SHARES
                     OF STOCK OF CONSTITUENT TRUST COMPANIES

         4.1 As of the Effective Time, all outstanding shares of capital stock of DTC that are outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder hereof, be converted into the right to receive a total of $3,000,000, representing $600.00 per share of common stock DTC.

                                    ARTICLE V

                  SUBMISSION TO SHAREHOLDERS AND EFFECTIVENESS

         5.1 This Merger Agreement shall be submitted for consideration and vote by the shareholder of each constituent trust company as required by California law. If adopted by the requisite votes of the shareholder of each constituent trust company, this Merger Agreement shall be delivered to the Superintendent and the California Secretary of State for filing. The officers of the constituent trust companies shall execute all such other documents and take all such other actions as may be necessary to effect the Merger in accordance with this Merger Agreement.

                                 ARTICLE VI

                       TRANSFER OF ASSETS AND LIABILITIES

         6.1 Upon and after the Effective Time, the surviving trust company shall possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of the constituent trust companies; and all the rights, privileges, powers and franchises of the constituent trust companies, and all property, real, personal and mixed, and all debts due to either constituent trust company on whatever account, as well for stock subscriptions as all other things in action or belonging to each constituent trust company shall be vested in the surviving trust company; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter as effectively the property of the surviving trust company as they were constituent trust companies, and the title to any real estate vested by deed or otherwise in either constituent trust company shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either constituent trust company shall be preserved unimpaired, and all debts, liabilities and duties of the constituent trust companies shall thenceforth attach to the surviving trust company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         6.2 If at any time after the Effective Time the surviving trust company shall consider or be advised that any further deeds, assignments or assurances in law or any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the surviving trust company, the title to any property or rights of the constituent trust company acquired or to be acquired by reason of, or as a result of, the Merger, the constituent trust companies agree that the surviving trust company and its proper officers and directors shall execute and deliver all such property, deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the surviving trust company and otherwise carry out the purposes of this Merger Agreement, and that the proper officers and directors of the constituent trust companies and the proper officers and directors of the surviving trust company are fully authorized in the name of the constituent trust companies or otherwise to take any and all such action.

                                  ARTICLE VII

               TERMINATION OF AGREEMENT AND ABANDONMENT OF MERGER

         7.1 This Merger Agreement and the Merger contemplated hereby may be terminated and abandoned, as provided in the Sale Agreement, at any time before this Merger Agreement has been filed as provided herein, whether before or after approval of this Merger Agreement by the shareholders of DTC and NATCO, or both of them, and shall automatically terminate without further action by either of the parties hereto if the Sale Agreement is terminated in accordance with its terms.

         7.2 At any time before the filing of this Merger Agreement as provided herein, the parties hereto may, by written agreement approved by their Boards of Directors, and with any required shareholder approval, (i) extend the time for the performance of any of the obligations or other acts of the parties hereto,
(ii) waive compliance with any of the conditions, covenants or agreements contained in this Merger Agreement or (iii) amend or modify any of the provisions of this Merger Agreement.

         7.3 If for any reason this Merger Agreement ceases to be binding upon the constituent trust companies because of termination as provided herein or otherwise, it shall thereafter be void without further action by the shareholders of either constituent trust company.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 This Merger Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the Merger Agreement.

         8.2 Except as otherwise provided in this Merger Agreement, nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or bank, other than the constituent trust companies and their respective security holders and their successors and assigns, any rights or remedies under or by reason of this Merger Agreement.

         8.3 This Merger Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of California without taking into account provisions regarding choice of law, except to the extent certain matters may be governed as a matter of law by the law of the jurisdiction of organization o DHC.

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


         IN WITNESS WHEREOF, NATCO, NAFS, Danielson and DHC have caused this Merger Agreement to be signed as of the date first above written.

NORTH AMERICAN TRUST COMPANY                 DANIELSON TRUST COMPANY

By:  /s/ Mark Fingerlin                      By:  /s/ A. Vincent Siciliano
     L. Mark Fingerlin                       A. Vincent Siciliano
     President and Chief                     President and Chief
     Executive Officer                       Executive Officer

By:  /s/ Julie Duncan                        By:  /s/ Carlee Harmonson
     Julie Duncan                            Carlee Harmonson
     Assistant Secretary                     Assistant Secretary


NORTH AMERICAN FIDUCIARY SERVICES, INC.      DANIELSON HOLDING CORPORATION

By:  /s/ Ian K. Whitehead                    By:  /s/ David M. Barse
     Ian K. Whitehead                             David M. Barse
     Vice President                               President and Chief
                                                  Operating Officer

By:  /s/ Robert A. Cornman                   By:  /s/ Ian Kirschner
     Robert A. Cornman                            Ian Kirschner
     Assistant Secretary                          Secretary